UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2005

ENDOCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27212	33-0618093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 Technology Drive
Irvine, California 92618
(Address of Principal Executive Offices, including zip code)

(949) 450-5400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
SIGNATURES

Item 7.01 Regulation FD Disclosure.

Endocare, Inc. (the “Company”) has been in settlement discussions with the staff of the Securities and Exchange Commission (the “SEC”) regarding the terms of a settlement of the previously announced investigation by the SEC. The proposed settlement currently under discussion, which must be agreed upon by the staff and will then be subject both to final approval by the SEC and court approval, includes the following principal terms:

•	The Company would pay a total of $750,001, consisting of $1 in disgorgement and $750,000 in civil penalties;

•	The Company would agree to a stipulated judgment enjoining future violations of securities laws; and

•	The Company would agree to maintain various improvements in its internal controls that have previously been implemented.

If approved, the proposed settlement would resolve all claims against the Company relating to the formal investigation that the SEC commenced in January 2003.

The investigation of the Company by the Department of Justice is ongoing and is not affected by the proposed settlement described above.

The information contained in this Item 7.01 is furnished to, but not filed with, the Securities and Exchange Commission and shall not be incorporated by reference to any of our filings, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The filing of this current report is not an admission as to the materiality of any information in this Item 7.01.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOCARE, INC.
March 8, 2005	By:	/s/ Michael R. Rodriguez
Michael R. Rodriguez
Senior Vice President, Finance and Chief Financial Officer